Exhibit 99

NEWS
Main Street Banks, Inc.

FOR IMMEDIATE RELEASE

Contacts:	Edward C. Milligan	Samuel B. Hay III
	Chairman & CEO	President & COO
	Main Street Banks, Inc.	Main Street Banks, Inc.
	(770) 422-2888	(770) 385-2424

MAIN STREET BANKS TO PRESENT AT SUNTRUST ROBINSON HUMPHREY 33RD ANNUAL INSTITUTIONAL INVESTOR CONFERENCE

ATLANTA, GA – May 11, 2004 – Main Street Banks, Inc. (Nasdaq: MSBK) today announced that Robert D. McDermott, executive vice president and chief financial officer, and John T. Monroe, executive vice president and chief credit officer, will make a presentation at the SunTrust Robinson Humphrey 33rd Annual Institutional Investor Conference in Atlanta on Tuesday, May 25 at 9:45 a.m. EDT.

The presentation slides and the live audio web cast will be available through Main Street’s web site at www.mainstreetbank.com and a replay of the presentation will also be available for approximately 30 days at the same address.

About Main Street

Main Street Banks, Inc., a $2.0 billion asset, community-banking organization based in metropolitan Atlanta, provides a broad range of banking, brokerage, insurance, and mortgage products and services through its 23 banking centers located in eighteen of Georgia’s fastest growing communities.  Main Street is the largest and highest performing community banking company in the greater Atlanta area.